UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

SEANIEMAC INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	20-4292198
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

780 New York Avenue, Suite A, Huntington, New York	11743
(Address of principal executive offices)	(Zip Code)

(386) 409-0200

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2017, Barry Brookstein and Jon M. Garfield, each a Director of SeanieMac International, Ltd. (the “Company”) resigned from their positions as Directors of the Company.

Mr. Brookstein remains in his positions as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary.

Neither Mr. Brookstein nor Mr. Garfield serve on any Committees of the Board of Directors.

Mr. Brookstein resigned from his position as a Director due to personal commitments which he felt would not permit him to fulfill his duties as a director for the upcoming few weeks. The Company expects to reappoint Mr. Brookstein as a Director of the Company in approximately 30 days.

Mr. Garfield resigned as a Director due to personal reasons.

Neither Mr. Brookstein nor Mr. Garfield resigned due to any disagreement with the Company, including any disagreement related to the Company’s operations, practices or policies. Neither Mr. Brookstein nor Mr. Garfield departure is unrelated in any manner to any past, present or contemplated accounting or finance issue or to any disagreement over accounting treatment or policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEANIEMAC INTERNATIONAL, LTD.

Date: January 6, 2017	By:	/s/ Barry M. Brookstein
Barry M. Brookstein,
Chief Executive Officer